Exhibit 99.1

For Immediate Release

ReWalk Robotics Announces Pricing of Public Offering of Ordinary Shares and Warrants

YOKNEAM ILIT, ISRAEL / MARLBOROUGH, MA, October 27, 2016 – ReWalk Robotics Ltd. (Nasdaq: RWLK) (“ReWalk” or the “Company”) today announced that it has priced its underwritten public offering of 3,250,000 units at a price to the public of $3.75 per unit. Each unit consists of one ordinary share of the Company and 0.75 of a warrant to purchase one ordinary share with an exercise price of $4.75. All of the units in the offering are to be sold by ReWalk. The ordinary shares and the warrants will be immediately separable and issued separately, but will be purchased together in the offering.

Oppenheimer & Co. Inc. is acting as sole underwriter for the offering. ReWalk has granted the underwriter a 30-day option to purchase up to 487,500 units sold in the public offering on the same terms and conditions. The offering is expected to close on November 1, 2016, subject to customary closing conditions.

ReWalk intends to use the net proceeds of the offering for general corporate purposes, including supporting its ongoing sales, marketing and reimbursement efforts to grow its business and funding research and development activities focused on product development.

A shelf registration statement relating to the ordinary shares and warrants to be issued in the offering was filed with the Securities and Exchange Commission (the “SEC”) and is effective, and a preliminary prospectus supplement describing the terms of the offering has been filed with the SEC. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC. Copies of the final prospectus supplement and the accompanying prospectus relating to these securities may be obtained, when available, from Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, New York 10004, by telephone at 212-667-8563, or by email at EquityProspectus@opco.com. The final prospectus supplement and the accompanying prospectus will also be available on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities discussed in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. develops, manufactures and markets wearable robotic exoskeletons for individuals with spinal cord injury. Our mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel and Germany. For more information on the ReWalk systems, please visit http://www.rewalk.com.

ReWalk® is a registered trademark of ReWalk Robotics Ltd. in Israel.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk’s future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk’s control. Important factors that could cause ReWalk’s actual results to differ materially from those indicated in the forward-looking statements include, among others: ReWalk’s expectations regarding future growth, including its ability to increase sales in its existing geographic markets and to expand to new markets; ReWalk’s ability to maintain and grow its reputation and to achieve and maintain market acceptance of its products; ReWalk’s ability to achieve reimbursement from third-party payors for its products; ReWalk’s expectations as to its clinical research program and clinical results; ReWalk’s expectations as to the results of, and the Food and Drug Administration’s potential regulatory actions with respect to, ReWalk’s mandatory post-market 522 surveillance study; the outcome of ongoing shareholder class action litigation relating to ReWalk’s initial public offering; ReWalk’s ability to repay its secured indebtedness; ReWalk’s ability to improve its products and develop new products; ReWalk’s ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; ReWalk’s ability to gain and maintain regulatory approvals; ReWalk’s ability to secure capital from its at-the-market equity distribution program based on the price range of its ordinary shares and conditions in the financial markets; ReWalk’s ability to use effectively the proceeds of the offering; ReWalk’s ability to maintain relationships with existing customers and develop relationships with new customers; and other factors discussed under the heading “Risk Factors” in ReWalk’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the U.S. Securities and Exchange Commission and other documents subsequently filed with or furnished to the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Investor Contact:

Lisa M. Wilson

President

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com